Report of Independent Accountants

To the Board of Directors and Shareholders of Lebenthal Funds Inc.


In planning and performing our audit of the financial statements of Lebenthal Funds Inc. the Company consisting of the Lebenthal
 New York Municipal Bond Fund Lebenthal New Jersey Municipal Bond Fund and Lebenthal Taxable Municipal Bond Fund for the year ended November 30 2002 we considered its internal control including control activities for safeguarding securities in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls
 Generally controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles Those controls include the safeguarding of assets against unauthorized acquisition use or disposition

Because of inherent limitations in internal control, errors or fraud may occur and not be detected Also projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions
 However we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of November 30 2002





This report is intended solely for the information and use of the Board of Directors management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties

PricewaterhouseCoopers LLP

New York New York
January 15 2003
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